                                                                     Exhibit 3.4

                                State of Delaware

                        Office of the Secretary of State

   ----------------------------------------------




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MIDWEST GENERATION, LLC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 1999, AT 1 O'CLOCK P.M.


                                                /s/ Edward J. Freel
                                                --------------------------------
                                  [SEAL]  Edward J. Freel, Secretary of State



3068234   8100                      AUTHENTICATION:                     0620718

001413056                           DATE:             08-15-00

                            CERTIFICATE OF FORMATION

                                       OF

                             MIDWEST GENERATION, LLC


                                        I

                The name of the limited liability company is Midwest Generation, LLC.

                                       II

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                       III

         1. The liability of members and managers of the limited liability company for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

         2. The limited liability company is authorized to provide indemnification of members, managers and agents, as defined in Section 18-108 of the Delaware Limited Liability Company Act.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Midwest Generation, LLC on this 9th day of July, 1999.

                                                   /s/ Martha A. Spikes
                                                   ---------------------------
                                                       Martha A. Spikes
                                                      Authorized Person